EXHIBIT 10.01

FIFTH AMENDMENT TO (AMENDED) EMPLOYMENT AGREEMENT BY AND BETWEEN CONSOLIDATION SERVICES, INC. AND GARY D. KUCHER

This Fifth Amendment ("Fifth Amendment") to the Amended Employment Agreement by and between CONSOLIDATION SERVICES, INC. ("Company") and Gary Kucher ("Executive").

WITNESSETH:

WHEREAS, on April 7, 2010, Company and Executive entered into an Employment Agreement, which was amended July 1, 2010, May 10, 2011, May 23, 2012, June 29 2012 and June 30th 2012 (as amended, the "Agreement").

WHEREAS, Executive was initially employed as President of the Company but has also served as CEO of the Company since 2011.

WHEREAS, the Company intends to retain and extend the services of Executive in the role of CEO of the Company and to fill the role of President of the Company with a new hire.

WHEREAS, the initial three (3) year term of the Agreement is expires on July 1, 2013 (the “Primary Term”).

WHEREAS, Executive and Company wish to extend the Primary Term of the Agreement, for a period of three (3) years (the “New Term”) for the position of CEO.

NOW, THEREFORE, for good and valuable consideration, the Company and Executive hereby agree to extend the Primary Term of the Agreement for a period of three (3) years until July 1 2016; and

THEREFORE ADDITIONALLY, Executive immediately tenders his resignation for the position of President and agrees to serve as CEO of the Company, or such other position as determined by the Board of Directors for the New Term.

IN WITNESS WHEREOF, the parties have executed this Amendment on this 11th day of January, 2013.

For:  CONSOLIDATION SERVICES, INC.

By: /s/ Richard S. Polep

Richard S. Polep,

Chief Financial Officer

For:  EXECUTIVE

/s/ Gary D. Kucher

GARY D. KUCHER